UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 18, 2011

South American Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3645 E. Main Street, Suite 119, Richmond, IN	47374
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 356-9726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.

Amendment No. 2 to Stock Purchase Agreement

On November 28, 2011, South American Gold Corp. (the “Company”) entered into with Minera Kata S.A., a corporation organized under the laws of the Republic of Panama (“Seller”), an Amendment No. 2 (the “ Second Amendment”) to the Stock Purchase Agreement dated February 25, 2011, as amended and supplemented by Amendment No. 1 dated April 25, 2011 (the “First Amendment” and collectively, the “Agreement”).  Pursuant to the terms of the Agreement, the Company acquired from Seller twenty-five percent (25%) of the outstanding capital stock (the “25% Stake”) of Kata Enterprises, Inc., a corporation organized under the laws of the Republic of Panama (“Kata”), and was granted certain options under which the Company could increase its ownership interest to acquire the remaining seventy-five percent (75%) of the outstanding capital stock of Kata.  Kata Enterprises S.A.S., a corporation organized under the laws of the Republic of Colombia, is a wholly owned subsidiary of Kata and owns eighty-five percent (85%) of  the outstanding capital stock of Minera Nariño S.A.S., a corporation organized under the laws of the Republic of Colombia (“Minera Nariño”).

            In November 2010, Minera Nariño entered into an agreement to acquire certain mining concessions located in the Nariño province of Colombia (the “Mining Concessions”), but had not successfully closed that transaction as of this time (the “Kata Transaction”).  The Company’s understanding is that closing of the Kata Transaction was conditioned upon the transferor of the Mining Concessions receiving acceptance of the IKE-10421X concession application, executing a concession contract with Ingeominas (the entity authorized by the Colombian Ministry of Mines and Energy to grant mining concession contracts), registration of that contract at the National Mining Registry and securing the requisite approvals and governmental consents for the transfer of the Mining Concessions to Minera Nariño.

The Agreement initially provided that Seller would be obligated to deliver to the Company one-hundred percent (100%) of the outstanding capital stock of Kata (the “100% Stake”) without any additional consideration being paid should Minera Nariño fails to close the Kata Transaction and thus fails by February 25, 2012 to have the Mining Concessions registered in the National Mining Registry of Colombia in favor of Minera Nariño.  The Second Amendment modified the Agreement to extend the obligation of Seller to deliver the 100% Stake to include any termination of the agreement underlying the Kata Transaction and required the Company to pay Seller consideration of $10,000 should any of the conditions required for Seller to deliver to the Company the 100% Stake.  Except for the foregoing changes, there were no other changes made by the Second Amendment to the Agreement.

The foregoing description of the Agreement does not purport to be complete is qualified in its entirety by reference to Exhibit 10.1 to the Form 8-K filed on March 2, 2011 and Exhibit 10.2 to the Form 8-K filed on April 29, 2011, each incorporated herein by reference.  A copy of the Second Amendment is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information included under the caption “Amendment No. 2 to Stock Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Termination Agreement

The Company has been monitoring certain changes that the Colombian government is contemplating to its administration of the mining sector, which may include the establishment of new government agencies and regulations prior to February 2012 and potentially adversely impact the Company by resulting in further delays in implementing plans and increased compliance costs.  When the Agreement was initially entered into, the parties did not anticipate that an extended period of time would be required to secure approval of the IKE-10421X concession application.  The Company has received no assurances that the approval of the IKE-10421X concession application is imminent.  For the foregoing reasons, the Company determined that it would be in its best interest to abandon its plan to acquire an interest in the mining and mineral rights underlying any prospective concession contact to be granted on the basis of  the IKE-10421X concession application if Seller would return the $500,000 cash payment it received from the Company when the Agreement was entered into on February 25, 2011 (the “Closing Payment”).

On November 18, 2011, Minera Nariño entered into a termination and transaction agreement (the “Termination Agreement”) which resulted in the termination of the agreement under which it had a right to acquire the Mining Concession which were the subject of the IKE-10421 concession application should the Kata Transaction have successfully closed.  Pursuant to the terms of the Termination Agreement, the  Closing Payment was transferred to Kata Enterprises S.A.S.  Also on November 18, 2011, Kata Enterprises S.A.S. entered into an agreement and acquired in exchange for approximately $750 USD the remaining fifteen percent (15%) of the remaining outstanding capital stock of Minera Nariño, which resulted in the acquisition by Kata Enterprises S.A.S. of all of the outstanding stock of Minera Nariño.

As a part of the Company’s business plan, it intends to seek out and acquire interests in mineral exploration properties which, in the opinion of its management, offer attractive mineral exploration opportunities.  The Company intends to broaden its geographical area of potential interest to evaluate opportunities beyond Colombia, South America.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among Minera Kata S.A. and South American Gold Corp. dated as of February 25, 2011 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on March 2, 2011).

10.2
Amendment No. 1 to Stock Purchase Agreement by and among Minera Kata S.A. and South American Gold Corp. dated as of April 25, 2011 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on April 29, 2011).

10.3	Amendment No. 2 to Stock Purchase Agreement by and among Minera Kata S.A. and South American Gold Corp. dated as of November 28, 2011

10.4	Termination and Transaction Agreement dated November 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 19, 2011

South American Gold Corp.

By:	/s/ Raymond DeMotte
Name:	Raymond DeMotte
Title:	President and Chief Executive Officer